Exhibit 99.1

Caterpillar Financial Services Corporation
1Q 2020 Earnings Release
April 28, 2020

FOR IMMEDIATE RELEASE

Cat Financial Announces First-Quarter 2020 Results
Cat Financial reported first-quarter 2020 revenues of $695 million, a decrease of $41 million, or 6%, compared with the first quarter of 2019. First-quarter 2020 profit was $90 million, an $8 million, or 8%, decrease from the first quarter of 2019.
The decrease in revenues was primarily due to a $29 million unfavorable impact from lower average earning assets and a $5 million unfavorable impact due to the February 2019 termination of a committed credit facility with Caterpillar.
First-quarter 2020 profit before income taxes was $127 million, a $15 million, or 11%, decrease from the first quarter of 2019. The decrease was primarily due to a $12 million unfavorable impact from lower average earning assets, an $8 million increase in provision for credit losses and the $5 million unfavorable impact mentioned above from the termination of a committed credit facility with Caterpillar. These unfavorable impacts were partially offset by a $16 million decrease in general, operating and administrative expenses primarily due to lower short-term incentive compensation expense.
The provision for income taxes reflected an estimated annual tax rate of 26% in the first quarter of 2020, compared with 27% in the first quarter of 2019.
During the first quarter of 2020, retail new business volume was $2.31 billion, a decrease of $40 million, or 2%, from the first quarter of 2019. The decrease was driven by lower volume across all segments with the exception of an increase in North America.
At the end of the first quarter of 2020, past dues were 4.13%, compared with 3.61% at the end of the first quarter of 2019. The increase was primarily due to North America, Asia/Pacific and Mining, partially offset by a decrease in Caterpillar Power Finance. Write-offs, net of recoveries, were $30 million for the first quarter of both 2020 and 2019. As of March 31, 2020, the allowance for credit losses totaled $457 million, or 1.69% of finance receivables, compared with $424 million, or 1.50% of finance receivables at December 31, 2019. The increase in allowance for credit losses was primarily driven by the forecast of deteriorating economic conditions from the COVID-19 pandemic.

Response to COVID-19 and Global Business Conditions
In the first quarter of 2020, COVID-19 became a global pandemic presenting new challenges around the world, as indicated by Cat Financial in the Form 8-K it filed on March 30, 2020 to update its risk factors.
Governments responded with guidance to manage the crisis and, in many instances, classified Cat Financial’s operations as essential activity for support of financial services. Our customers and dealers use our services, mainly, to obtain retail and wholesale financing for Caterpillar products. Cat Financial is taking many actions to manage through this pandemic:
Liquidity
Cat Financial continues to maintain our strong financial position and liquidity. Cat Financial ended the first quarter with $670 million of cash and available global credit facilities of $7.75 billion. In addition, Cat Financial benefits from $8.0 billion of supplemental liquidity facilities that were secured by Cat Financial and Caterpillar in April.
Operational Impacts
Cat Financial remains dedicated to the safety, health and well-being of its employees. Employees who can work from home are doing so. In offices that remain open, Cat Financial has implemented safeguards in its facilities to protect team members, including increased frequency of cleaning and disinfecting facilities, social distancing practices and other measures consistent with specific regulatory requirements and guidance from health authorities.
In order to manage costs, Cat Financial took actions to reduce discretionary expenses and suspended 2020 salary increases and short-term incentives for many employees and all senior executives.
Cat Financial is monitoring the situation closely and continues to focus on portfolio health. Cat Financial is responding to government requirements globally to adjust the repayment terms for customers and is providing payment relief through Customer Care Programs launched globally, including account modifications to accommodate customer needs. We continue to support qualified customers and dealers with new loans and leases to support their current and future business needs.
"Despite the challenges on our business, customers and employees from the COVID-19 global pandemic, we were pleased with the results delivered by Cat Financial in the first quarter," said Dave Walton, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. "With the health and safety of employees as our top priority, the global Cat Financial team remained focused on actively managing portfolio health and continuing to help Caterpillar customers and dealers succeed through financial services excellence."

For over 35 years, Cat Financial, a wholly owned subsidiary of Caterpillar, has provided financial service excellence to customers. The company offers a wide range of financing solutions to customers and Cat® dealers for machines, engines, Solar® gas turbines, marine vessels and various operational needs. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia, Europe, Africa and the Middle East, with its headquarters in Nashville, Tennessee.

Caterpillar media contact: Kate Kenny, 224-551-4133 or Kenny_Kate@cat.com

STATISTICAL HIGHLIGHTS:

FIRST-QUARTER 2020 VS. FIRST-QUARTER 2019
(ENDED MARCH 31, EXCEPT TOTAL ASSETS)
(Millions of dollars)

	2020	2019	CHANGE
Revenues	$695	$736	(6)%
Profit Before Income Taxes	$127	$142	(11)%
Profit (excluding profit attributable to noncontrolling interests)	$90	$98	(8)%
Retail New Business Volume	$2,312	$2,352	(2)%
Total Assets at March 31 and December 31, respectively	$32,332	$33,693	(4)%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Cat Financial's actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) disruptions or volatility in global financial markets limiting our sources of liquidity; (ii) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (iii) changes in interest rates, currency fluctuations or market liquidity conditions; (iv) an increase in delinquencies, repossessions or net losses of our customers; (v) residual values of leased equipment; (vi) our compliance with financial and other restrictive covenants in debt agreements; (vii) government monetary or fiscal policies; (viii) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (ix) demand for Caterpillar products; (x) marketing, operational or administrative support received from Caterpillar; (xi) our ability to develop, produce and market quality products that meet our customers’ needs; (xii) information technology security threats and computer crime; (xiii) alleged or actual violations of trade or anti-corruption laws and regulations; (xiv) new regulations or changes in financial services regulations; (xv) additional tax expense or exposure; (xvi) changes in accounting guidance; (xvii) the recent global coronavirus pandemic, which has led to periods of significant volatility in financial and other markets; and (xviii) other factors described in more detail in Cat Financial's Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.